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                                                                    EXHIBIT 1(b)

                              H.J. HEINZ COMPANY







                                 COMMON STOCK

                               ($0.25 Par Value)







                     INTERNATIONAL UNDERWRITING AGREEMENT



August __, 1995

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                     INTERNATIONAL UNDERWRITING AGREEMENT


                                       August __, 1995

Lazard Brothers & Co. Limited
Dillon, Read & Co. Inc.
Merrill Lynch International Limited

c/o Lazard Brothers & Co. Limited
    21 Moorfields
    London EC2P 2HT
    England

c/o Dillon, Read & Co. Inc.
    535 Madison Avenue
    New York, New York 10022


     as representatives (the
     "International Representatives")
     of the several underwriters listed
     on Schedule A hereto

Dear Ladies and Gentlemen:

          The Howard Heinz Endowment, Vira I. Heinz Endowment, Heinz Family Foundation, H. John Heinz III Revocable Trust No. 1, H. John Heinz III Descendants Trust (No. 1), H.J. Heinz II Family Trust and H.J. Heinz II Charitable and Family Trust (collectively, the "Selling Shareholders") severally propose to sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 2,550,000 shares (the "Firm Shares" or the "Shares") of Common Stock, par value $0.25 per share (the "Common Stock"), of H.J. Heinz Company, a Pennsylvania corporation (the "Company"). The Shares are described in the Prospectus which is referred to below.

          It is understood and agreed to by all parties that the Company and the Selling Shareholders are concurrently entering into an underwriting agreement (the "U.S. Underwriting Agreement") providing for the sale by the Selling Shareholders of an aggregate of 10,200,000 shares of Common Stock, and the granting of an over-allotment option with respect to up to an aggregate of 1,912,500 additional shares thereunder (together, the "U.S. Shares"), through certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Dillon Read & Co. Inc., Lazard Freres & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "U.S.

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Representatives").  Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement Between U.S. and International Underwriters (the "Agreement Between U.S. and International Underwriters") which provides, among other things, for the transfer of shares of Common Stock between the two syndicates and for consultation by the International Representatives with the U.S. Representatives. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for the outside front and back cover pages as included in the registration statement and amendments thereto. References herein to any prospectus, whether in preliminary or final form, and whether amended or supplemented, shall include both the international and U.S. versions thereof.

          In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares as defined above, to the "International Shares" shall be to the "U.S. Shares", to "this Agreement" "hereunder" or "hereof" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context otherwise may require) and to the "U.S. Representatives" (except where the International Representatives are already referred to or as the context may otherwise require) shall be to the addressees of this Agreement and, in general, all such provisions and defined terms shall be applied mutatis
                                                                        -------
mutandis as if the incorporated provisions were set forth in full herein having
--------
regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including prospectuses relating to the Shares and the U.S. Shares, which incorporates by reference documents that the

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Company has filed in accordance with the provisions of the Securities Exchange
Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and all documents incorporated by reference therein (collectively, the "Preliminary Prospectus"). Except where the context otherwise requires, the registration statement as in effect at the time of execution of this Agreement or, if the registration statement is not yet effective, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) or Rule 434(c) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and any "abbreviated term sheet" described in Rule 434(c) under the Act that is deemed to be a part of such registration statement pursuant to Rule 434(d) under the Act (a "Term Sheet"), is herein called the "Registration Statement", and the prospectus, including all documents incorporated therein by reference, any Term Sheet which, in addition to the related preliminary prospectus, constitutes a part thereof pursuant to Rule 434(a) under the Act and any prospectus required pursuant to Rule 434(c)(2) of the Act (the "Integrated Prospectus"), each in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if none of such filings is required, in the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus". Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

          The Selling Shareholders and the Underwriters agree as follows:

          1.  Sale and Purchase.  On the basis of the representations and
              -----------------
warranties and the other terms and conditions herein set forth, each of the Selling Shareholders, severally and not jointly, agrees to sell to the respective Underwriters the number of Firm Shares set forth opposite the name of such Selling Shareholder on Schedule B and each of the underwriters, severally and not jointly, agrees to purchase from the Selling Shareholders the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A, at a purchase price of $__ per Share. You may release the Firm Shares for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering

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price after the initial offering to such extent as you may determine.

          2.  Payment and Delivery.  Payment of the purchase price for the Firm
              --------------------
Shares shall be made to the Selling Shareholders by certified or official bank checks, in New York Clearing House funds, at the office of Dillon, Read & Co. Inc. in New York City, against delivery of the Firm Shares for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on August __, 1995 (unless another time shall be agreed to by you and the Selling Shareholders or unless postponed in accordance with the provisions of Section 10). The time at which such payment and delivery are actually made is called the "time of purchase". The Firm Shares shall be delivered in such names and in such denominations as you shall specify on the second business day/1/ preceding the time of purchase.

          3.  Representations and Warranties of the Company.  The Company makes
              ---------------------------------------------
to each of the Underwriters the same respective representations and warranties made by the Company in Section 3 of the U.S. Underwriting Agreement, which
Section is incorporated herein by reference.

          4.  Representations and Warranties of the Selling Shareholders.  Each
              ----------------------------------------------------------
Selling Shareholder, severally and not jointly makes the same respective representations and warranties made by them in Section 4 of the U.S. Underwriting Agreement, which Section is incorporated herein by reference.

          5.  Certain Covenants of the Company.  The Company makes to the
              --------------------------------
Underwriters the same respective covenants made by the Company in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by reference.

          6.  Certain Covenants of the Selling Shareholders. Each Selling
              ---------------------------------------------
Shareholder severally and not jointly makes to each Underwriter and the Company the same respective covenants made by them in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by reference.

          7.  Reimbursement of Underwriters' Expenses. If the Shares are not
              ---------------------------------------
delivered for any reason other than as a


------------------
/1/As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

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result of (i) a default by one or more of the Underwriters in its or their respective obligations hereunder or (ii) the occurrence of any event specified in the second paragraph of Section 9 hereof, the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel reasonably incurred by them in connection with the offering of the Shares.

          8.  Conditions of Underwriters' Obligations.  The several obligations
              ---------------------------------------
of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase), the performance by each of the Company and the Selling Shareholders of its and their obligations hereunder and to conditions identical to those set forth in Section 8 of the U.S. Underwriting Agreement, which Section is incorporated herein by reference.

          9.  Effective Date of Agreement; Termination.  This Agreement shall
              ----------------------------------------
become effective (i) if neither Rule 430A nor Rule 434 under the Act is used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if either Rule 430A or Rule 434 under the Act is used, when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion if, at any time prior to the time of purchase, trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a general banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in your judgment makes it impracticable to market the Shares or the U.S. Shares.

          If you elect to terminate this Agreement as provided in this Section 9, the Company, the Selling

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Shareholders and each other Underwriter shall be notified promptly by written notice transmitted by facsimile and confirmed by written notice sent by registered mail, return receipt requested.

          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Shareholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, neither the Company nor the Selling Shareholders shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(b), 7 and 11), and the Underwriters shall be under no obligation or liability to the Company and the Selling Shareholders under this Agreement (except to the extent provided in Section 11).

          10.  Increase in Underwriters' Commitments.  If any Underwriter shall
               -------------------------------------
default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Selling Shareholders agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Selling Shareholders or selected by the Selling Shareholders with your approval).

          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Selling Shareholders for a defaulting Underwriter or Underwriters in

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accordance with the foregoing provision, the Selling Shareholders or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary change in the Registration Statement and the Prospectus and other documents may be effected.

          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          11.  Indemnity by the Company, the Selling Shareholders and the
               ----------------------------------------------------------
Underwriters.
------------

               (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, each person that controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Underwriter's agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person (collectively, the "Underwriter indemnified parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) which, jointly or severally, any Underwriter indemnified party may incur as they are incurred (and regardless of whether such Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with (i) information with respect to any Underwriter furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use therein with reference to such Underwriter or (ii) information with respect to any Selling Shareholder furnished in writing by any Selling Shareholder to the Company expressly for use therein with reference to such Selling Shareholder and provided that the Company shall not be liable to any Underwriter

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     or any person that controls such Underwriter or such Underwriter's agents, employees, officers or directors (or the agents, employees, officers or directors of any such controlling person) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage, judgment, liability or expense results from the fact that such Underwriter sold shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claims, damage, judgment, liability or expense of such Underwriter results from an untrue statement or omission of a material fact contained in, or omitted from, the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference). This indemnity agreement will be in addition to any liability the Company otherwise may have.

               (b) Each Selling Shareholder, severally and not jointly agrees to indemnify, defend and hold harmless each Underwriter indemnified party from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the fees and expenses of counsel and other expenses reasonably incurred in connection with investigating, defending or settling any such action or claim) which, jointly or severally, any Underwriter indemnified party may incur as they are incurred (and regardless of whether such Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon and in conformity with information with respect to such Selling Shareholder furnished in writing by such Selling Shareholder to the Company expressly for use therein with reference to such Selling Shareholder; provided, however, that such Selling
                                  --------  -------
     Shareholder shall not be liable under this Section 11 in an amount

                                       8
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     exceeding the total price at which the Shares and the U.S. Shares sold by such Selling Shareholder were offered to the public. This indemnity agreement will be in addition to any liability the Selling Shareholders otherwise may have.

               (c) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party, with respect to which indemnity may be sought against the Company or the Selling Shareholders, as the case may be, pursuant to this Section 11, such Underwriter indemnified party shall promptly notify the Company or each Selling Shareholder, as the case may be, in writing, and the Company or the Selling Shareholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriter indemnified party and payment of all fees and expenses; provided that the omission to notify the Company or the
                   --------
     Selling Shareholders shall not relieve them from any liability that they may have to any Underwriter indemnified party except to the extent that failure to give timely notice shall prejudice materially the defense of, or otherwise materially impair the indemnifying party's ability effectively to deal with, such action or proceeding. An Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been authorized in writing by the Company or the Selling Shareholders, as the case may be, (ii) the Company or the Selling Shareholders, as the case may be, have failed promptly to assume the defense and employ counsel satisfactory to the Underwriter indemnified party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Underwriter indemnified party and the Company or the Selling Shareholders, as the case may be, and such Underwriter indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company or the Selling Shareholders (in which case the Company or the Selling Shareholders shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified party), in any of which events such fees and expenses shall be borne by the Company or the Selling Shareholders, as the case may be, and reimbursed as they are incurred. It is understood, however, that the Company or the Selling Shareholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same

                                       9
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     jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter indemnified parties, which firm shall be designated in writing by Lazard Brothers & Co. Limited and Dillon, Read & Co. Inc., and that all such fees and expenses shall be reimbursed as they are incurred. None of the Company or the Selling Shareholders shall be liable for any settlement of any such action effected without the written consent of the Company or the Selling Shareholders, as the case may be (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company or the Selling Shareholders, as the case may be, or if there is a final judgment with respect thereto, the Company or the Selling Shareholders, as the case may be, agree to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person that controls the Company within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Company indemnified parties") and each Selling Shareholder and any person that controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Selling Shareholder indemnified parties")to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to the Underwriter indemnified parties, but only with respect to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in the Registration Statement, any Preliminary Prospectus or the Prospectus. In case any action shall be brought against any Company indemnified party or any Selling Shareholder indemnified party based on the Registration Statement, any Preliminary Prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 11(d), such Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by Section 11(c) (except that if the Company or the Selling Shareholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel

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     therein and participate in the defense thereof, provided that the fees and
                                                     --------
     expenses of such separate counsel shall be at the expense of such Underwriter), and the Company indemnified parties and the Selling Shareholder indemnified parties shall have the rights and duties given to the Underwriter indemnified parties by Section 11(c).

               (e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless any Underwriter indemnified party or any Company indemnified party or any Selling Shareholder indemnified party, then the party required to indemnify such indemnified party under this Section 11, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

               The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
     Section 11(e) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in this Section 11(e). Notwithstanding the provisions of this
     Section 11(e), no Underwriter indemnified party shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter indemnified party and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter indemnified party otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and are not joint.

               The statements under the caption "Underwriting" in the Prospectus, the last paragraph on the cover page of the Prospectus and the first paragraph on the third page of the Prospectus (to the extent such statements relate to an Underwriter) constitute the only information furnished to the Company in writing by such Underwriter expressly for use in the Registration statement, any Preliminary Prospectus or the Prospectus.

               (f)  The indemnity and contribution agreements contained in this
     Section 11 and the representations, warranties and covenants of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of

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     any Company indemnified party or any Selling Shareholder indemnified party, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Subject to the provisions of Section 11(c) and
     Section 11(d), the Company, each Selling Shareholder and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

          12.  Notices.  Except as otherwise herein provided, all statements,
               -------
requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Lazard Brothers & Co. Limited, 21 Moorfields, London EC2P 2HT, England,
Attention: Syndicate Department and Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022, Attention: Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 600 Grant Street, Pittsburgh, PA 15219,
Attention: Lawrence J. McCabe, Esq., Senior Vice President - General Counsel; and if to the Selling Shareholders, shall be sufficient in all respects, if delivered or sent to Dewey Ballantine, 1301 Avenue of the Americas, New York, New York Attention: Paul J. Bschorr, Esq.

          13.  Construction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
               ------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

          14.  Parties at Interest.  The agreement herein set forth has been and
               -------------------
is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders, the Underwriter indemnified parties, the Company indemnified parties and the Selling Shareholder indemnified parties, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

          15.  Counterparts.  This Agreement may be signed by the parties in
               ------------
counterparts which together shall constitute one and the same agreement among the parties.

          If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters, severally.

                                        Very truly yours,


                                        H.J. HEINZ COMPANY


                                        By: ________________________
                                        Name:
                                        Title:


                                        HOWARD HEINZ ENDOWMENT
                                        HEINZ FAMILY FOUNDATION

                                        By: ________________________
                                        Name: Teresa Heinz
                                        Title: Chief Executive Officer


                                        VIRA I. HEINZ ENDOWMENT


                                        By: ________________________
                                        Name:  William H. Rea
                                        Title: Director


                                        H. JOHN HEINZ III REVOCABLE
                                         TRUST NO. 1
                                        H. JOHN HEINZ DESCENDANTS'
                                         TRUST (NO. 1)
                                        H.J. HEINZ II FAMILY TRUST
                                        H.J. HEINZ II CHARITABLE AND
                                         FAMILY TRUST


                                        By: ________________________
                                        Name: Teresa Heinz
                                        Title: Trustee

Accepted and agreed to as of
  the date first above written,
  on behalf of themselves
  and the other several International
  Underwriters named in
  Schedule A

LAZARD BROTHERS & CO. LIMITED
DILLON, READ & CO. INC.
MERRILL LYNCH INTERNATIONAL LIMITED


BY: LAZARD BROTHERS & CO. LIMITED


By: ________________________
Name:
Title:


BY: DILLON, READ & CO. INC.


By: ________________________
Name:
Title:

                                   SCHEDULE A



                                                            Number of
Underwriters                                               Firm Shares
------------                                               -----------

Lazard Brothers & Co. Limited . . . . . . . . . . . . .

Dillon, Read & Co. Inc. . . . . . . . . . . . . . . . .

Merrill Lynch International Limited . . . . . . . . . .











                                                           ----------
Total                                                       2,550,000
                                                           ----------

                                   SCHEDULE B



                                Number of Firm
Name                           Shares to be Sold


Howard Heinz Endowment

Vira I. Heinz Endowment

Heinz Family Foundation

H. John Heinz III
Revocable Trust No. 1

H. John Heinz III
Descendants' Trust
(No. 1)

H.J. Heinz Family Trust

H.J. Heinz Charitable and
Family Trust
                                  ---------
                                  2,550,000

                                    ANNEX I


Material Subsidiaries
---------------------

Ore-Ida Foods, Inc.

Star-Kist Foods, Inc.

Weight Watchers International, Inc.

Weight Watchers Food Company

Portion Pac, Inc.










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